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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 27, 2000, except for Note 8, as to which the date is June 15, 2000, and
Note 9, as to which the date is July 26, 2000, in Amendment No. 5 to the Registration Statement (Form S-1) and related Prospectus of Applied Molecular Evolution, Inc. for the registration of shares of its common stock.



                                             /s/ Ernst & Young LLP



San Diego, California
July 26, 2000